Exhibit 15(a)(xii)

                                 ADDENDUM ADDING
                      SSgA INTERMEDIATE MUNICIPAL BOND FUND
                                TO THE SSgA FUNDS
                              PLAN OF DISTRIBUTION
                             PURSUANT TO RULE 12b-1


Pursuant to Paragraph 4(b) of the SSgA Funds' Plan of Distribution Pursuant to Rule 12b-1 ("Rule 12b-1 Plan"), the undersigned parties agree that the SSgA Intermediate Municipal Bond Fund (the "Fund") be added as a "Fund" under the Rule 12b-1 Plan and further agree to be bound by the terms and conditions of the Rule 12b-1 Plan with respect to the Fund.

Notwithstanding anything to the contrary in Section 4 of the Rule 12b-1 Plan, the initial term of the Rule 12b-1 Plan with respect to the Fund shall be until April 12, 2000.

Dated:  May 30, 2000

ATTEST:                                     SSgA FUNDS


By:  /s/                                By:  /s/ Lynn L. Anderson
     -----------------------------           -----------------------------
                                             Lynn L. Anderson
                                             President


ATTEST:                                     RUSSELL FUND DISTRIBUTORS, INC.


By:  /s/                                By:  /s/ J. David Griswold
     -----------------------------           -----------------------------
                                             J. David Griswold
                                             Associate General Counsel and
                                             President